                                   # # # # # #


Coordinator                Thank you. Our first question comes from John
                           McMillan. Sir, your line is now open. Please state your company name.

J. McMillan                Prudential. Hello, Bob. Hello, Margaret.

M. Eichman                 Hello, John.

J. McMillan                Maybe with these strong food results, Pepsi should
                           divest Gatorade to hold on to your strong food business.

B. Morrison                There's a thought. Thank you.

J. McMillan                And that probably would get the deal through. Just in
                           terms of contingency plans, you obviously know what's on the newswire today, and you're probably limited in what you can say. But I think Quaker shareholders kind of deserve some type of discussion or feedback from you just on terms of what contingency plan you have if this deal with Pepsi falls through.

B. Morrison                Well, we really don't plan to comment on the
                           prospects of the merger and such. But when you ask about a contingency plan, in a way, the merger is a contingency plan. We are operating a business--I think you'd have to agree--that over the last few years has done well. Just about every single quarter since 1997, we've had double-digit earnings growth.
                           Except, I think, literally the first quarter of 2001, when we were up against the 19% growth in the year-ago quarter. And, we're continuing our double-digit growth with this second quarter.

                           We're telling you we're going to have a good third quarter, and we should have a barn-burner fourth quarter. And my sense is--we're doing just fine. We think we can do better with Pepsi, but please keep in mind this is not a situation where we're a troubled business that is looking for some desperate solution. We're doing just fine.

J. McMillan                And if this deal falls through, will you seek another
                           buyer or entertain one?

B. Morrison                That's a real hypothetical question. All I'll say is
                           we never were seeking a buyer. We are seeking the best possible returns for our shareholders, and we'll figure out the best way to do that.

J. McMillan                I appreciate you responding to those. Just on a
                           fundamental basis, the volume gain in Gatorade up 6% and the sales gain up 10% probably wasn't designed to get the deal through justice department.
                           I guess there is some pricing there, but can you just explain the difference between volume and sales?

B. Morrison                Well, it's mainly pricing, as you suspect. We took
                           pricing at a couple of different points in 2000, on different sizes, starting in the spring and then again last summer on different sizes. We're getting the benefit of most of that now. It's a net extra in the second quarter this year. We will start to lap that in the third and fourth quarters.

                           So it's mainly pricing, and I'll go on to say the pricing in 2000 was mainly to cover, at the time, what were at the time sharply increasing PET costs, transportation costs and corrugated costs. We had not taken a price increase since 1991 on Gatorade. So it is pricing.

J. McMillan                Great. Well, congratulations on the results. Good
                           luck on everything.

B. Morrison                Thanks, John.

Coordinator                Thank you. Our next question comes from Bill Leach.
                           Sir, you line is now open. Please state your company name.

B. Leach Good morning. I'd also like to add my congratulations and good luck. I was wondering if you could just comment on your food margins. Your food margins have been very good in a tough industry environment. Your operating margin in North America is almost 20% now. Is that improvable, or do you think we should be happy at keeping it at that level?

B. Morrison                We think we should continue to see growth in
                           operating margins. I can't tell you that they will go above where they are today. We tend to vary considerably quarter by quarter, so you almost have to look at an annualized number. But the things that have really driven up our food margins, to date, have almost all related to cost savings.

                           We have really--over the last several years--taken a lot of costs out of the operation. And as you know, we have a very substantial North American manufacturing restructuring program that's underway right now. We've talked about that quite a bit in the past. We saved probably something close to $20 million from that coming into this year.

                           We're going to save probably another $20 million this year, largely in the second half, which gives us a lot of encouragement for the rest of the year. Then we'll save another $20 million next year, so our margins will continue to improve.

                           Obviously, the pricing we were just able to take on ready-to-eat cereals--to the extent that a significant portion of it can drop to the bottom line--can help us as well. So, I think the outlook is good.

B. Leach One more question. Assuming you have a 2002 year, would you look at for that to be thought of as an average, low double-digit kind of gain, here at this early juncture?

B. Morrison                Well, I've said now--and ever since I've been here--
                           on an ongoing basis, we expect to hit
                           mid-single-digit sales growth, and largely we've been talking about that in terms of volume growth too because we never anticipate a lot of pricing. We are talking about high single-digit operating income growth. And, we've always said we're going to try to hit double-digit EPS growth. So looking ahead at 2002, I'd expect that we'd be in that same kind of a position.

B. Leach                   Okay. Thanks a lot. Good luck.

B. Morrison                Thank you.

Coordinator                Thank you. Our next question comes from Eric Katzman.
                           Sir, your line is open. Please state your company name.

E. Katzman                 Thank you. It's Deutsche Banc. Hello, Bob.

B. Morrison                Hello, Eric.

E. Katzman                 I guess just kind of focusing again on the
                           fundamentals, since that's what you're somewhat restricted to. Are resin costs coming down a bit, and should that possibly give you some upside in the second half, at least on the raw-material cost side?

B. Morrison                They're not coming down. They're probably up--about,
                           I think, 10% to 13%. I can't remember the numbers.
                           Ten percent-to-13% this year over last year. We had an increase last year of about $25 million in resin, and we've got another $10 million to $15 million-or-something this year, as I recall.

                           Now, I will tell you that year-on-year, the increase is probably more significant in the first half than it would be in the second half, because it was in the second half of last year that we started to really feel the impact. But, we're not counting on that to be a big help over the rest of the year.

E. Katzman                 Okay. And again, I haven't focused on the
                           fundamentals as much as I normally would, given the M
                           & A situation, but wasn't the expected
                           benefit from the restructuring like $65 million or something, not just $60 million? Or were you just kind of ball-parking it?

B. Morrison                Yes. We still say $65 million. My numbers don't add
                           up. We had a little bit in - what year are we in? - we had a little bit in 1999, I think. Then we had $20 million in...

M. Eichman                 $20 million in 2000. We'll have another incremental
                           $20 million on that this year, bringing it to $40 million, and then next year probably another incremental $25 million or so on that bringing it to about $60 million to $65 million.

B. Morrison                Yes. We're not changing, in other words. If my
                           arithmetic doesn't add up, it's not because the numbers have changed.

E. Katzman                 Okay. And then lastly, in terms of your comment about
                           being better with Pepsi, is that - at least on the food side - is it fair to comment that that's because it seems like the industry, obviously consolidation has occurred across number of different categories, but in particular in snacks it seems like the world has gone DSD. Is it fair to characterize that that's why you see, at least on the food side, the marriage adding to your growth?

B. Morrison                Yes and no. I mean, I think what the PepsiCo folks
                           said at the time of the merger announcement--and what we have said as we've come in on the merger--is that there are a lot of benefits to this merger that accrue to the food side of the business.

                           For one thing, we should be able to get a lot of costs out of the operation, whether they're overhead costs or transportation costs or purchasing costs. Very importantly, I think it's going to help up improve our margins.

                           If we don't have to drop all of that to the bottom line, it gives us more money to invest behind our brands--along the lines of how we've been running the business so far.

                           Clearly, there are opportunities in snacks. To the extent that they will involve "DSD" is something I really think at this point is way too early to comment on.

E. Katzman                 Okay. All right. Good luck. Thank you.

B. Morrison                Thanks, Eric.

Coordinator                Thank you. Our next question comes from Andrew Lazar.
                           Sir, your line is open. Please state your company name.

A. Lazar                   Lehman Brothers. Good morning, Bob and Margaret.

M. Eichman                 Good morning, Andrew.

A. Lazar Bob, you've always been on these quarterly conference calls very candid with respect to your thoughts on the overall sort of competitive level in the ready-to-eat cereal category, and I realize you're starting to show some improved results there. I'm just curious, because we've heard from various other peers that maybe they think it's starting to improve or seeing a little bit more vitality in terms of the low-category growth. But is that really something that you've seen to any great degree, or is it still very early days on that front?

B. Morrison                Well, with that setup of me being candid, that makes
                           me afraid to answer this. I think what you're hearing is probably true. I think we're seeing in the measured channels more growth than we have seen in a while.

                           I think very clearly, there has been some degree of improvement--not so much a moderation of total promotion--because in fact, we probably haven't seen that in the Nielsens. But I think what we're seeing is almost a two-pronged approach to the market.

                                                                      EXHIBIT

                           More and more offers are out there with some sort of meaningful consumer hook, with pricing on promotions being a little bit higher. We think this is going towards more value-added and is better. In other words, there is less reliance purely on price, which I think is a move in the right direction.

                           Then thirdly--aside from the promotion and the category growth--we've seen at least some willingness to raise prices, even though they're still well below where they were in 1996. I think it's probably not in everybody's plan take it all to the bottom line. I think it's to support the businesses.

                           So I think by and large, it is more positive than it has been. I'd remind you that hot cereals, which is part of our cereal businesses, is going great guns. So, we're feeling reasonably good about ready-to-eats and terrific about hots.

A. Lazar And then just lastly, it may be to early to really comment or get a feel on this, but picking up on kind of Eric's question with the change in distribution for some competitors in the snack side more recently, has that really impacted, to any degree that you can tell, any parts of your snack business in terms of ability to garner sort of end-of-aisle displays or shelf space for your promotional part?

B. Morrison                It's really too early to tell. To the best of our
                           knowledge that move has just occurred. If you look at the most recent shares, you'd probably see us growing a lot more than that competitor. So right at this point, I think it's too early to tell.

A. Lazar                   Thanks very much. I appreciate it.

Coordinator                Thank you. Our next question comes from John O'Neil.
                           Sir, your line is open. Please state you're company name.

J. O'Neil                  UBS Warburg. Good afternoon.

B. Morrison                Hello, John.

J. O'Neil                  I'm wondering if you could comment on why the surge
                           in European food volumes, and whether or not you think there was any trade buy-in in ready-to-eats associated with the price increase that might have been impacted the quarter.

B. Morrison                For European food volume, there are a couple of
                           factors. Probably the main one is our rice snacks called Snack-A-Jacks. We call them "Quaker Crispy
                           Mini's", or Quaker rice cakes here. They are just going great guns.

                           Then, we also have a new hot-cereal product in the U.K. called Quaker Oatso Simple that we introduced a couple of years ago, and it continues to really grow. In addition, our product over there called Harvest Crunch--in ready-to-eat cereals--is doing very well.

                           So, it was really accomplished from a lot of things happening to do very well in the quarter. We were up--I don't know if we gave you that number, but I think it was 30-some odd percent.

M. Eichman                 Right, 31%.

B. Morrison                And I don't want to indicate that that's going to be
                           a steady state. I think it's fair to say our business is doing well there, but we're not hanging our hats on 30%-plus growth on an ongoing basis.

J. O'Neil                  And then any potential buy-in associated with the
                           ready-to-eat price increase?

B. Morrison                Probably, but it's probably evaporated by now.

J. O'Neil                  Okay. And I know we've talked in the past about your
                           long-term outlook for China. Given your comments about the growth in some of the other beverage categories, have you started to reassess
                           Gatorade's prospects there?

B. Morrison                Well, we've always characterized that as an
                           investment we were making that was, to some degree, a chancy investment. We believe the population, the growing economy and other factors make that market attractive. We ought to at least prove to ourselves that we can be successful, rather than assume we can't.

                           We know we're facing an uphill battle with the price of Gatorade. We know we're facing an uphill battle being a fairly small competitor there. We've been willing to sustain some ups and downs there so far. Nothing has changed. We continue, as we do our strategic reviews, to constantly ask questions about that. But, at this point, we have no intention of changing our strategy.

J. O'Neil                  And lastly, you had a very strong increase in
                           marketing in the quarter. Would you expect to see similar growth levels in marketing in the back half of the year?

B. Morrison                Yes. I mean, we were up, I think, 12% in A&M. I don't
                           honestly know what we're going to be up the rest of the year. But clearly what we've been doing now for some time-- and we'll be planning to continue to do-- is really drive A&M to drive volume to drive profit.
                           So yes, we're definitely going to be up.

J. O'Neil                  Great. Thanks. Great quarter.

B. Morrison                Thanks.

Coordinator                Thank you. Our next question comes from Terry Bivens.
                           Sir, your line is open. Please state your company name.

T. Bivens                  I'm from Bear Stearns. Good morning, everyone.

B. Morrison                Hello, Terry.

T. Bivens                  Just a couple of quick ones, and then I wanted to
                           check with you on the RTE again, Bob. Could you give us kind of a ballpark figure for the size of your Gatorade Energy Bar business at this point? I know you're just getting it cranked up.

B. Morrison                No, because I think the problem with giving you that
                           number--and it's probably hard to deduce from the Nielsen data--is that we're not trying to give out competitive information. I'll tell you, it is probably--this year-- going to be something under $50 million.

                           So that I don't mean to suggest that this is something that's transforming the company at this point, but we're feeling very good about it. It's growing. It keeps climbing in rank, relative to the other bars, and we've still got a long road ahead of us.

T. Bivens                  Okay. Have you been contacted at this point? I don't
                           know whether you can comment on this. I hopefully will reinforce Andrew's remark on candor, but have you had any contacts in regard to your hot-cereal business? It would appear that the value of that increases on an almost monthly basis. Has anyone come calling on that yet? Or can you comment there?

B. Morrison                I just can't comment.  I'm sorry.

T. Bivens                  Okay. And lastly, I know the RTE category has begun
                           to behave a little bit better, but as you look, at least IRI data shows you guys came down in price somewhat significantly. We heard some remarks yesterday from Kraft on what they described as still sort of a promotional atmosphere. Can you just give me your feel for where we go the remaining two quarters in terms of promotional outlays in ready-to-eat?

B. Morrison                I guess our intention is to try to use advertising
                           and value-added promotion as much as we possibly can to build our business. I think what you're going to see--quarter by quarter--is variations in pricing, based on the timing of promotions, and importantly, what we did in the base period.

                           Last year, if you recall--and some of you probably recall this pretty well-- we had an incredibly strong first quarter in shipments behind a promotion on Cap'n Crunch cereal. It wasn't so much a price promotion as it was a very expensive overlay promotion with a CD-ROM and ...

T. Bivens                  Yes.

B. Morrison                ...we kept our pricing high.

T. Bivens                  Right.

B. Morrison                Frankly, as I said at the time, we got killed last
                           year in the second quarter.

T. Bivens                  Yes, you got burned.

B. Morrison                So this year, we're not doing as well in the first
                           quarter as we did last year. We're doing better in the second. Our promoted price was down this quarter, but it doesn't signal an intention to return to building our business solely on price.

T. Bivens                  Right. Okay. That's what I was interested in. Thank
                           you.

B. Morrison                Yes. You bet.

Coordinator                Thank you. Our next question comes from Alexandra
                           Conway. Ma'am, your line is open. Please state your company name.

A. Conway                  J.P. Morgan. Just two questions for you guys. One, I
                           was wondering what the marketing spending was for food and beverage in the quarter. And what was also behind the increase in SG&A?

B. Morrison                Let me deal with the first thing. Our beverages were
                           up about 10% in the quarter in A&M, and our foods business grew up about 14%, that totals up about 12%.
                           Media and all other were up almost comparably. So it wasn't all promotion. It wasn't all media. It was about equally balanced.

A. Conway                  Okay. And what about SG&A? Is there anything else
                           behind there?

M. Eichman                 The driver in SG&A--making it slightly higher as a
                           percentage of sales--was really the A&M, and that was offset slightly by lower overhead.

A. Conway                  Okay, great. Great quarter.

B. Morrison                Thanks.

Coordinator                Thank you. Our next question comes from Arthur Cecil.
                           Sir, your line is open and please state your company name.

A. Cecil                   Hello.

B. Morrison                Hello, Art.

A. Cecil                   It's good to have you still around, Bob.

B. Morrison                Thank you.

A. Cecil I've just got a couple of things. If you look at the work that you've done with Propel and Torq and even the Energy Bar, which was mentioned earlier, is there any evidence that in this business that we're in, whether it be beverage or food, that the new products that really work are the line extensions off established brands as opposed to trying to come up with a whole new name concept, if you will? And I'm not probably asking it as well as I could, but I'm just kind of curious.

                           It seems like those successes are coming off line extensions for a lot of companies, and I'm just wondering if - especially on Propel and Tore - you can look and say, "Gee, we are creating a whole new brand-name business." The energy bar I would look at in some ways a line extension versus your existing expertise.

B. Morrison                If I had to bet on the likely success of something
                           that was a line extension versus a new brand, there's no question. I'd bet on line extension. The question is how you define success.

                           For a batting average, if you want to hit singles, the highest batting average is going to come with line extensions, if I can use the sports analogy. But occasionally you need the line drives, doubles and triples, and if we're really lucky, a home run. It's almost impossible to do that through line extension. So we're fairly disciplined. We don't go out trying a lot of new brands.

                           Most of what we do is line extensions, because it gives us the highest odds of some success. But occasionally, as in the case of the water category, our sense was that was too big a category to ignore. We couldn't really attack it by just coming in with "our spring against your spring," or "our mountain is nicer than your mountain."

                           We really had to come out with something that would trade off of an equity we had, which is Gatorade, and we used a new name to differentiate it--Propel. I will tell you, Propel's doing well. The business is growing very nicely. We continue to invest in it. It is very much something that we consider on its way to being successful, even though it's only in 25% in the country right now.

A. Cecil Okay. A couple of other questions. I guess one of which you may not be interested in touching, but it should be easy. Actually, it's a history question. Has the FTC commission - do they often vote against their staff recommendations? Does that happen often?

B. Morrison                I really don't know that, and I would imagine there
                           are whole lot of lawyers around that can tell you that. But I don't know that.

A. Cecil Okay. The third-quarter volume, I think you've already indicated that should be pretty good. But I'm just wondering with the strength across the board in the second quarter volume, is there any risk that the third quarter volume is going to be moderated by the second quarter strength?

B. Morrison                No, not by the second quarter strength. I mean,
                           there's always a danger of forecasting the future because nobody knows exactly what's going to happen tomorrow. But I will tell you that July, so far, is off to a good start. So we are not seeing any drain from July into June.

A. Cecil Okay. The final thing, Bob, and you did touch on this before, and this is sort of insight in the management skills, but how do you maintain average employee morale and focus and determination and so forth at a time like this? What extra or special efforts does top management have to go to in order to make sure that this is the operating approach that everybody's taking, given where the company is right now?

B. Morrison                Well, I mean, there are a couple of ways to answer
                           that. One is that we've got a first-class management group--and by management group I mean down through middle and lower management. We've got a bunch of people who, in some ways, have been underdogs now for the last several years.

                           Everybody has constantly asked us, "After Snapple, can you guys possibly pull yourselves out? Gee, you're the smallest player in the cereal category. Gee, you're a small company. Can you survive in these days of consolidated trade?" We've got a bunch of people out to prove that we can win.

                           Honestly, for most of the people involved in our Company, when you think about it, it's a relative handful who are really spending a lot of time thinking about the merger. So, I think people are very proud of the results, and once you get a taste of success, it's infectious. Then it's also strong leadership at the top.

A. Cecil                   All right. Thank you very much.

Coordinator                Thank you. Our next question comes from Caroline
                           Levy. Ma'am, your line is now open. Please state your company name.

C. Levy                    UBS Warburg. Hello, everybody.

B. Morrison                Hello, Caroline.

C. Levy Hello. I was just wondering if you can comment on what the competitive environment for Gatorade has looked like and what Powerade has been doing. The IRI data is showing pricing down about 8%, but walking into stores it looks more like Powerade selling at half the price or lower relative to Gatorade. So if you could just talk about that and whether you think the new packaging moves them nearer to you or further away from you as a competitor.

B. Morrison                Well, I've got enough to think about proactively,
                           without worrying about our competition. This has always been a very competitive category, and the brand you mentioned has always been a worthy competitor, and we always take them seriously. But we have found that if we continue to just try to focus on doing what we do well, over time, we've really been successful.

                           I can't tell you a lot more than what you've already said. You've seen a lot of this in IRI or in-store data. Clearly there is some deep-discounting going on. Not surprisingly, that's having a positive effect on our competitor's share.

                           Importantly, let me remind you that Gatorade sales are up 10%. So we continue to do real well, particularly this year outside of the grocery channel. Grocery is only about 35% of our business, and yet it's what everybody concentrates on from a share standpoint. So I think we'll just comment on our own business, and let the Atlanta folks comment on their plans and their business.

C. Levy                    Thank you.

Coordinator                Thank you. Our next question comes from Tom Van
                           Buster. Sir, your line is open. Please state your company name.

T. Van Buster              Hello. Silverado Capital Management. I actually don't
                           have any questions at this time. Thank you.

Coordinator                Thank you. That ends the Q & A session of today's
                           call.

B. Morrison                Well, thanks. For the first six months, as I've said,
                           we've produced solid results-- sales were up 7%, operating income up 10%, and earnings per share up
                           9%. Our challenge for the future is to keep driving greater value, and that's just what we intend to do.
                           Again, thanks for joining us.